UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2011

Commission File No. 333-168413

ON-AIR IMPACT, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	27-2692640 (I.R.S. Employer Identification No.)

130 Maple Avenue, Suite 6D, Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (732)-530-7300

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Philip Magri, Esq.
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
 Red Bank, New Jersey 07701
 Direct Dial: (732) 610-2435
T: (732) 530-9007
 F: (732) 530-9008
 philmagri@sourlislaw.com
www.sourlislaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 20, 2011, On-Air Impact, Inc., a Nevada corporation (the “Company”), engaged Berman & Company, PA located in Boca Raton, Florida (“Berman”), as the Company's independent public accountants. Berman has been engaged to audit the Company's financial statements for the fiscal years ending May 31, 2011 and May 31, 2010, and to review the Company's unaudited financial statements for interim periods, commencing for the quarter ended February 28, 2011.

From the Company’s inception on May 26, 2010 through the Company’s engagement of Berman on March 20, 2011, neither the Company, nor anyone acting on its behalf, consulted Berman with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Berman concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

ON-AIR IMPACT, INC.

Date: April 5, 2011	By: /s/ DOROTHY WHITEHOUSE
Name: Dorothy Whitehouse Title: Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)